[Slide No. 1]

                           Targeted Stock Road Show


                    U S WEST [Registered Trademark symbol]
                             Communications Group


                                 Sol Trujillo
                               President & CEO

                               October 12, 1995

 [Slide No. 2]

U S WEST Communications

Agenda

                              Business Strategy

                                Value Drivers

                             Financial Objectives

 [Slide No. 3]

U S WEST Communications
Strategy Statement

 Our business strategy is to create a distribution powerhouse that provides customers a total solution. These solutions will be packaged and delivered through the customers' channels of choice.

Business Strategy

[Slide No. 4]

U S WEST Communications

Metrics to Manage Performance

 [A list of the performance metrics used to measure performance and establish clear accountability and performance-based rewards, i.e., repair calls per technician, cash outlay per customer, revenue per sales rep, operating costs per unit, cash flow growth and earnings per share.]

[Slide No. 5]

U S WEST Communications

Agenda

Business Strategy [Gray]

Value Drivers [Bold]

Financial Objectives [Gray]

[Slide No. 6]

U S WEST Communications

Value Drivers

-  Attractive Territory

USWC will leverage these to drive exceptional performance

[Slide No. 7]

U S WEST Communications
We continue to outpace our peer group in volume growth

 [A line graph illustrating U S WEST Communications' percentage of access line growth from 1991 through 1995 compared with the other RBOCs.]

 [A line graph illustrating U S WEST Communications' percentage of minutes-of-use ("MOU") growth from 1991 through 1995 compared with the other RBOCs.]

Attractive Territory

[Slide No. 8]

U S WEST Communications
Ten of U S WEST's 14 states rank in the top 15 of the country's economic growth areas

 [A map of the United States (including Alaska and Hawaii) highlighting U S WEST Communications' 14-state region (Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming).]

Source:  U.S. News & World Report

Breadth of territory gives us economic and regulatory diversity

Attractive Territory

[Slide No. 9]

U S WEST Communications

We enjoy natural deterrents to competition

Less Densely Populated

 [A graph illustrating the number of top 50 MSAs in each RBOC region based on the population per square mile for the top 5 MSAs in each region.]

SOURCE:  Statistical Abstract

Less Attractive to CAPS

 [A bar graph illustrating U S WEST's percentage of business lines compared to the RBOC average.]

SOURCE:  Company reports

Attractive Territory

[Slide No. 10]

U S WEST Communications

Our territory is virtually excluded from MCI Metro target area

[A map of the United States illustrating the MCI target areas.

[A legend for "Fiber Ring Construction Complete" and
"Expansion Targeted"]

Attractive Territory

[Slide No. 11]

U S WEST Communications

Cable competitors are less likely to target our territory

USWC has fewest cable clusters > 100k Subs

[A bar graph comparing the cable clusters for the seven RBOCs.]

Source:  Paul Kagan & Associates

Attractive Territory

[Slide No. 12]

U S WEST Communications

Value Drivers

-  Attractive Territory
-  Connections with Customers

USWC will leverage these to drive exceptional performance

[Slide No. 13]

U S WEST Communications

Our connection with more than 25 million customers is our most value asset

- No one else in our region has direct, physical, two-way access to as many customers

-  We are experts in managing complex networks

-  Our network connections give us important customer information

Connections with Customers

[Slide No. 14]

U S WEST Communications

We deliver products that are differentiated and profitable

 [Illustration of examples of connections with customers, i.e., parent/teacher exchange and on-campus products.]

Connections with Customers

[Slide No. 15]

U S WEST Communications

Service Quality Commitment

              Our first priority is to improve customer service

Connections with Customers

[Slide No. 16]

U S WEST Communications

We are making significant progress in improving our service

Residence Access

 [A line graph illustrating problems in residence access during January through August 1995, overlapping a bar graph illustrating improvement during the same period.]

Held Orders as a % of Access Lines

 [A line graph illustrating problems in held orders during January through August 1995, overlapping a bar graph illustrating improvement during the same period.]

Connections with Customers

[Slide No. 17]

U S WEST Communications

We are a national leader in deploying soft dial tone

-  Customer activates service with a phone call

-  Competitors have to "roll a truck"

Connections with Customers

[Slide No. 18]

U S WEST Communications

Value Drivers

-  Attractive Territory

-  Connections with Customers

-  Strategies for Growth

USWC will leverage these to drive exceptional performance

[Slide No. 19]

U S WEST Communications

We're prepared for competition

Marketing Accounting Systems

     Resources to Build Brand Equity

     Customer Retention Packages

     Market-by-Market Strategies

 Strategies for Growth

[Slide No. 20]

U S WEST Communications

We have proven our ability to develop and market new products

New Product Penetration

 [A bar graph comparing U S WEST Communications' and the other RBOCs' average percentage of growth in the Caller ID, Voice Mail and Call Waiting markets.]

!NTERPRISE

 [A bar graph illustrating 50% market share growth for !nterprise Networking Services during 1993, 1994 and 1995*.]

*6 months annualized

 We're continuing to roll out new products that leverage our network connections and marketing skills

Strategies for Growth

[Slide No. 21]

U S WEST Communications
New product revenue is helping propel our total revenue growth above our peers

New Product Revenue

[A line graph illustrating growth in new product revenue during 1990 through 1995*.]

*6 months annualized

Total Revenue Growth

 [A line graph comparing U S WEST Communications' and the RBOCs average total revenue growth during 1991 through 1995**.]

**6 months annualized

Strategies for Growth

[Slide No. 22]

U S WEST Communications

Long Distance [graphic of a telephone]

Data [graphic of a personal computer]

Video [graphic of a television monitor]

Wireless [ graphic of a wireless telephone]

Strategies for Growth

[Slide No. 23]

U S WEST Communications

We are ready to enter new high growth markets

1993 - 2004
Revenue
CAGR

 [A bar graph illustrating the growth of industry-wide market potential in local, long distance, cable, wireless and data.]

Source:  Merrill Lynch, Market Research

Strategies for Growth

[Slide No. 24]

U S WEST Communications

Customers in our territory spend more than $10 billion on these new markets

 [A pie chart illustrating the market potential in the areas of long distance ($6.0), cable ($1.7), wireless ($1.5) and data ($1.0).]

Billions of Dollars

Strategies for Growth

[Slide No. 25]

U S WEST Communications

The data market is a source of significant growth

!NTERPRISE Frame Relay Ports in Service

 [A bar graph illustrating the increase in !nterprise Networking Services' frame relay ports in service during 1992-1995.]

 [A diagram illustrating the components of the !NTERACT partnership, including USWC, Microsoft, Netscape, Lotus and Cisco.]

Strategies for Growth


[Slide No. 26]

U S WEST Communications

Long Distance is a $6 billion market in-region

-  40% toll calls originate and terminate in-region

- Essential part of the bundled package of services

Will provide new revenue and enhance customer retention

Strategies for Growth

[Slide No. 27]

U S WEST Communications

IntraLATA toll presents a different challenge

     We've suffered initial share loss,
     but we're fighting back . . .

Strategies for Growth

[Slide No. 28]

U S WEST Communications

IntraLATA toll trends are improving

                           IntraLATA MOU & Revenue

 [A line graph comparing toll intraLATA minutes of use and revenue during January through August 1995.]

Strategies for Growth

[Slide No. 29]

U S WEST Communications

Wireless Opportunity

-  Simple strategy:
    --  Integration with wireline
    --  One-stop shopping
    --  Inexpensive
    --  Easy to use
    --  Metro wide coverage

Strategies for Growth

[Slide No. 30]

U S WEST Communications

Our cable trial in Omaha achieved 5% penetration in four weeks

     U S WEST [Registered trademark symbol]

     TeleChoice [Service mark symbol]

     Entertainment.  Your Way. [Trade mark symbol]

Strategies for Growth

[Slide No. 31]

U S WEST Communications

Value Drivers

-  Attractive Territory

-  Connections with Customers

-  Strategies for Growth

-  Synergies with Media Group

USWC will leverage these to drive exceptional performance

[Slide No. 32]

U S WEST Communications

Synergies with Media Group will drive value

-  Cable/telephony integration

-  Wireless

-  "Know the competition"

Synergies with Media Group

[Slide No. 33]

U S WEST Communications
Value Drivers

-  Attractive Territory

-  Connections with Customers

-  Strategies for Growth

-  Synergies with Media Group

-  Commitment to be Low Cost Provider

USWC will leverage these to drive exceptional performance

[Slide No. 34]

U S WEST Communications

Productivity improvement drives value

Cost Per Unit

 [A bar graph comparing U S WEST and RBOCs average (without U S WEST) cost per unit for the years 1992, 1993 and 1994.]

Employees/10,000 Access Lines

 [A bar graph illustrating the decline in employees per access line for the years 1993 through 1999 as a result of re-engineering.]

           Productivity will continue to improve with reengineering

 Become Low Cost Provider

[Slide No. 35]

U S WEST Communications

Progress in Reengineering

- 560 centers consolidated into 26 "super centers"

-  60% of customers with soft dial tone

-  $400M in savings in employee related costs

-  10% improvement in capital efficiency

Become Low Cost Provider

[Slide No. 36]

U S WEST Communications

Value Drivers

-  Attractive Territory

-  Connections with Customers

-  Strategies for Growth

-  Synergies with Media Group

-  Commitment to be Cost Provider

-  Fair Regulatory and Legal Framework

USWC will leverage these to drive exceptional performance

[Slide No. 37]

U S WEST Communications

Public Policy initiatives drive value

-  Capital recovery

-  Pricing flexibility

-  Regulatory reform

Public Policy

[Slide No. 38]

U S WEST Communications

Pricing Flexibility

Average Monthly Rate

[A bar graph showing an 18% target increase in average monthly rate]

-  Phase down subsidies

-  Execute plan through:
    --  price increases
    --  targeted toll discounts
    --  deaveraging

Public Policy

[Slide No. 39]

U S WEST Communications

Promote Regulatory Reform

-  InterLATA relief

-  Flexibility to enter cable markets

-  Move toward price regulation

Public Policy

[Slide No. 40]

U S WEST Communications

Agenda

Business Strategy [Gray]

Value Drivers [Gray]

Financial Objectives [Bold]

[Slide No. 41]

U S WEST Communications

Historical performance has been superior to peer group

Percent Growth
1992-1994

Revenue Growth
1992-1994

 [A bar graph illustrating U S WEST Communications' revenue growth, EBITDA and net income exceeded the average of the other RBOCs during 1992-94.]

Financial Performance

[Slide No. 42]

U S WEST Communications
Financial Summary





                                   Percent Change   Percent Change   Percent Change   Percent Change
                                   12/94 vs. 12/92  12/94 vs. 12/92    6/95 vs. 6/94   6/95 vs. 6/94
(In billions)            12/31/94  USW              RBOC Avg.        USW              RBOC Avg.
                        ---------  ---------------  ---------------  ---------------  --------------

Revenues                $     9.2              4.0              2.7              2.7             2.0
Expenses*                     7.1              2.6              2.3              2.6             0.7
EBITDA*                       4.0              6.5              4.0              4.4             4.5
Net Income*                   1.1              8.6              3.6              1.3             5.5
 Capital Expenditures   $     2.3               --               --  $           1.1              --


 <F1>
*Normalized for one-time items


Financial Performance

[Slide No. 43]

U S WEST Communications

Financial Flexibility

                       Key Credit Quality Measurements

Pretax Interest Coverage

 [A bar graph illustrating the increases in U S WEST's pretax interest coverage for the years 1992 (4.4), 1993 (5.2) and 1994 (6.4)

Debt Ratio

 [A bar graph illustrating U S WEST's debt ratio (OPEB/FAS71 impact) for 1993 (63/40%), 1994 (61/40%) and 1995 (59/39%).]

We are in a strong position to compete in the capital markets.

Financial Performance

[Slide No. 44]

U S WEST Communications

Value Drivers

-  Attractive Territory
-  Connections with Customers
-  Strategies for Growth
-  Synergies with Media Group
-  Commitment to Be Low Cost Provider
-  Fair Regulatory and Legal Framework

USWC will leverage these to drive exceptional performance

[Slide No. 45]

     U S WEST [Registered trade mark]
     Communications Group


 [Slide No. 46]

U S WEST Communications

U S WEST Communications Management Team

-  Tom Bystrzycki - Executive VP Operations & Technology

-  Catherine Hapka - Executive VP of Markets

-  Bob Hawk - President, Carrier Division

-  Jim Helwig - VP, Chief Financial Officer

-  Jim Stever - Executive VP, Public Policy


[Slide No. 47]

U S WEST Communications

Distribution Powerhouse

[Graphics illustrating a factory and a U S WEST Communications "store."]

 [A flow chart illustrating the communication path from U S WEST
Communications to its customers.]

Business Strategy

[Slide No. 48]

U S WEST Communications

We are ready to enter new high growth markets

1993-2004
Revenue CAGR

 [A bar graph illustrating industry growth in local, long distance, cable and wireless markets during 1993-2004.]

Source:  Merrill Lynch, Market Research

[Slide No. 49]

U S WEST Communications

Financial Flexibility

                       Key Credit Quality Measurements

 Pretax Interest Coverage

 [A bar graph illustrating the increases in U S WEST's pretax interest coverage for the years 1993 (5.1), 1994 (6.0) and 1995 (6.2)

Debt Ratio

 [A bar graph illustrating U S WEST's debt ratio (OPEB/FAS71 impact) for 1993 (63/40%), 1994 (61/40%) and 1995 (59/39%).]

We are in a strong position to compete in the capital markets.